   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 1997
                                                       REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                             WESTVACO CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              13-1466285
    (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYERIDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

  299 PARK AVENUE NEW YORK, NEW YORK
    (ADDRESS OF PRINCIPAL EXECUTIVE                     10171
               OFFICES)                              (ZIP CODE)

                                 212-688-5000
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

              JOHN W. HETHERINGTON, VICE PRESIDENT AND SECRETARY
                             WESTVACO CORPORATION
                                299 PARK AVENUE
                           NEW YORK, NEW YORK 10171
                                 212-688-5000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
  WENDELL L. WILLKIE, II, ESQ. SENIOR  KENNETH T. COTE, ESQ. BROWN & WOOD LLP
  VICE PRESIDENT AND GENERAL COUNSEL    ONE WORLD TRADE CENTER NEW YORK, NEW
 WESTVACO CORPORATION 299 PARK AVENUE                YORK 10048
       NEW YORK, NEW YORK 10171

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                             PROPOSED       PROPOSED
                                AMOUNT       MAXIMUM         MAXIMUM
  TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE    AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED    PER UNIT*    OFFERING PRICE* REGISTRATION FEE
-----------------------------------------------------------------------------------------
 Debt Securities........     $300,000,000      100%       $300,000,000       $90,909

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* Estimated solely for the purpose of determining the registration fee.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                             WESTVACO CORPORATION

                                DEBT SECURITIES

                               ----------------

  Westvaco Corporation (the "Company") intends from time to time to issue up to $300,000,000 aggregate principal amount of its debt securities (the "Securities") to the public at prices and on terms determined by market conditions at the time of sale.

  Each issue of Securities may vary as to aggregate principal amount, maturity date, public offering price, interest rate or rates and timing of payments thereof, provision for redemption, sinking fund requirements, if any, any other variable terms, and method of distribution. The specific terms with regard to the Securities in respect of which this Prospectus will be delivered will be set forth in an accompanying Prospectus Supplement.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                               ----------------

  The Company may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. Such underwriters will consist of Goldman, Sachs & Co. and Merrill Lynch & Co. acting alone or as representatives of a group of underwriters. No Securities may be sold without delivery of a Prospectus Supplement describing such issue of Securities and the method and terms of offering thereof.

                               ----------------

               The date of this Prospectus is February 26, 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There is incorporated herein by reference the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996 filed with the Securities and Exchange Commission.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

  THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE ADDRESSED TO MR. JOHN
W. HETHERINGTON, VICE PRESIDENT AND SECRETARY, WESTVACO CORPORATION, 299 PARK AVENUE, NEW YORK, NEW YORK 10171. TELEPHONE REQUESTS MAY BE DIRECTED TO (212) 688-5000.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the offices of the Commission at 450 5th Street, N.W., Washington, D.C.; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois; and Seven World Trade Center 13th Floor, New York, New York. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such Internet Web site is http://www.sec.gov. In addition, such material can be examined at the offices of the New York, Midwest and Pacific Stock Exchanges.

                                  THE COMPANY

  Westvaco Corporation is one of the major producers of paper and paperboard in the United States. It converts paper and paperboard into a variety of end-products, manufactures a variety of specialty chemicals, produces lumber, sells timber from its timberlands and is engaged in land development. In Brazil, it is a major producer of paperboard and corrugated packaging for the markets of that country. It also exports products from both the United States and Brazil to other countries throughout the world.

  Westvaco was incorporated in 1899 under the laws of Delaware as the West Virginia Pulp and Paper Company; its name was changed to Westvaco Corporation on March 3, 1969. The principal executive offices of Westvaco are located at 299 Park Avenue, New York, New York 10171, and its telephone number at that address is 212-688-5000. Unless otherwise indicated or the context otherwise requires, the terms "Westvaco" and the "Company" refer to Westvaco Corporation and its consolidated subsidiaries.

                       SUMMARY OF FINANCIAL INFORMATION

  The following is a summary of certain financial information of the Company and its consolidated subsidiaries. With the exception of the inclusion of the ratios of earnings to fixed charges, the following amounts were derived from the Company's consolidated financial statements and other financial data contained in its Annual Report on Form 10-K for the fiscal year ended October 31, 1996 (see "Incorporation of Certain Documents by Reference").

               (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)

                                         YEAR ENDED OCTOBER 31,
                         ---------------------------------------------------------
                            1992       1993        1994       1995         1996
                         ---------- ----------  ---------- ----------   ----------
Sales................... $2,335,617 $2,344,560  $2,607,474 $3,272,447   $3,045,450
Net income.............. $  135,912 $  104,341  $  103,606 $  280,836   $  212,156
Net income per share of
 common stock........... $     1.37 $     1.04* $     1.03 $     2.78** $     2.09
Ratio of earnings to
 fixed charges..........       2.65       1.48        2.25       4.90         3.73

--------
* The 1993 fiscal year includes income of $.55 per share from the adoption of three new accounting standards required by the FASB, a special charge for restructuring of $.26 per share, provision of $.13 per share for the impact of an increase in the federal income tax rate and an extraordinary charge of $.07 per share for the extinguishment of high interest rate debt.
** The 1995 fiscal year includes an extraordinary charge of $.02 per share for the extinguishment of high interest rate debt.

  For the purpose of computing the consolidated ratio of earnings to fixed charges (1) earnings have been calculated by adding income taxes and fixed charges (excluding capitalized interest) to net income before the extraordinary charge and the cumulative effect of accounting changes, and (2) fixed charges comprise the total of interest charges and a portion of rentals determined to be representative of the interest factor.

                                USE OF PROCEEDS

  Except as otherwise set forth in the Prospectus Supplement relating to an offering of the Securities, the net proceeds from the sale of the Securities offered hereby will be added to the Company's general corporate funds and will be available for future capital outlays, for working capital purposes and for the repayment of existing debt.

                           DESCRIPTION OF SECURITIES

  The Securities are to be issued under an Indenture, dated as of March 1, 1983 (the "Indenture"), between the Company and The Bank of New York (formerly known as Irving Trust Company), as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, it is intended that such Sections or defined terms shall be incorporated herein by reference. The following sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of the Securities offered by any Prospectus Supplement (the "Offered Securities") and the extent, if any, to which such general provisions may apply to the Securities so offered, will be described in the Prospectus Supplement relating to such Offered Securities.

GENERAL

  The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued from time to time in one or more series. The Securities will be unsecured obligations of the Company.

  Reference is made to the Prospectus Supplement relating to the particular series of Securities offered thereby for the following terms of the Offered
Securities: (1) the title of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued; (4) the date or dates on which the Offered Securities will mature; (5) the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any; (6) the date from which such interest, if any, on the Offered Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (7) the ranking of the Offered Securities relative to any and all other securities of the Company theretofore issued; (8) the dates, if any, on which and the price or prices at which the Offered Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking and/or purchase funds; (9) the date, if any, after which and the price or prices at which the Offered Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other detailed terms and provisions of such optional redemption; and (10) any other terms of the series (which will not be inconsistent with the provisions of the indenture).

  Unless otherwise indicated in the Prospectus Supplement, principal of and premium, if any, and interest, if any, on the Securities will be payable, and the transfer of the Securities will be registrable, at the office of the Trustee in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1002)

  Unless otherwise indicated in the Prospectus Supplement, the Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302, 305)

  Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

  The Indenture does not contain any covenants or other provisions which would afford Holders of Securities protection in the event of a highly leveraged transaction involving the Company.

RESTRICTIVE COVENANTS

  LIMITATIONS ON LIENS. The Indenture provides that so long as any of the Securities are outstanding the Company will not, and will not permit any Domestic Subsidiary (as defined) to, issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge or other lien (herein referred to as a "mortgage") upon any Principal Property (as defined) of the Company or any Domestic Subsidiary or any shares of stock or indebtedness of any Domestic Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Securities equally and ratably with such Debt. The foregoing restriction does not apply to (i) mortgages on any property acquired, constructed or improved after the date of the Indenture which are created or assumed within 120 days after such acquisition, construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within such 120 day period) to secure or provide for the payment of the purchase price or cost thereof incurred after the date of the Indenture, or existing mortgages on property acquired, provided such mortgages shall not apply to any property theretofore owned by the Company or a Domestic Subsidiary other than theretofore unimproved real property; (ii) mortgages existing on any property acquired from a corporation merged with or into the Company or a Domestic Subsidiary; (iii) mortgages on property of any corporation existing at the time it becomes a Domestic Subsidiary; (iv) mortgages securing Debt owing by a Domestic Subsidiary to the Company or to another Domestic Subsidiary; (v) mortgages in favor of governmental bodies to secure advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages; (vi) mortgages on timberlands in connection with an arrangement under which the Company or a Domestic Subsidiary is obligated to cut or pay for timber in order to provide the secured party with a specified amount of money, however determined; or (vii) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in the foregoing clauses (i) to (vi) inclusive or in this clause or any mortgages existing on the date of the Indenture. Such restriction does not apply to the issuance, assumption or guarantee by the Company or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other secured Debt (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined) of Sale and Lease-back Transactions existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of Securities or of certain long-term indebtedness or to the purchase of other Principal Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (i) above), does not exceed 5% of Consolidated Net Tangible Assets (as defined). (Section 1005)

  LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. Sale and Lease-back Transactions by the Company or any Domestic Subsidiary of any Principal Property are prohibited (except for temporary leases for a term, including renewals, of not more than three years and except for leases between the Company and a Domestic Subsidiary or between Domestic Subsidiaries) unless (a) the Company or such Domestic Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the Securities pursuant to clause (i) under "Limitations on Liens" or (b) the value thereof would be an amount permitted under the last sentence under "Limitations on Liens" or (c) the Company applied an amount equal to the fair value of such property (i) to the retirement of

Securities (other than pursuant to any sinking fund obligations applicable to such Securities), (ii) to the retirement of certain long-term indebtedness of the Company or a Domestic Subsidiary or (iii) to the purchase of Principal Property (other than that involved in such Sale and Lease-back Transaction). (Section 1006)

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or any premium on any Security of that series when due; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization and (f) any other Event of Default provided with respect to Securities of that series. (Section 501) If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

  No Holder of any Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Securities of that series and unless also the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, the Holder of any Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Security on or after the due dates expressed in such Security and to institute suit for the enforcement of any such payment. (Section 508)

  The Company is required to furnish to the Trustee annually a statement as to performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1007)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment: provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby; (a) change the stated maturity date of the principal of, or any installment of principal or interest on, any Security; (b) reduce the principal amount of, or any premium or interest on, any Security; (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof; (d) change the place or currency of payment of principal of, or any premium or interest on, any Security; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or (f) reduce the percentage in principal amount of Outstanding Securities of any series the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

  The Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series, waive any past default under the Indenture with respect to Securities of that series, except a default in the payment of principal or any premium or interest or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. (Section 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may consolidate or merge with or into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes the Company's obligations on the Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

CONCERNING THE TRUSTEE

  The Company maintains banking relationships with the Trustee in the ordinary course of its business. Borrowings totalling $400,000,000 are available to the Company under its Credit Agreement with a group of banks that includes the Trustee. There are no borrowings currently outstanding under this Credit Agreement. The Trustee is also the trustee under the indentures pursuant to which the Company's publicly held senior debt securities were issued. The Trustee is also the trustee and a money manager under the Company's employee retirement plans.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. Such underwriters will consist of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acting alone or as representatives of a group of underwriters.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities offered thereby.

  In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under such Act. Any such underwriter will be identified and any such compensation will be described in the Prospectus Supplement.

  If so indicated in the Prospectus Supplement, the Company will authorize the underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts providing for payment and delivery on the date stated in the Prospectus Supplement. Each such contract will be for an amount not less than, and unless the Company otherwise agrees, the aggregate principal amount of Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Company. Delayed Delivery Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

  The Underwriting Agreement entered into with respect to any Securities sold through underwriters provides that the obligations of the underwriter or underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the Securities covered by the applicable Prospectus Supplement if any are purchased.

  The Company has agreed to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                LEGAL OPINIONS

  The legality of the Securities offered hereby will be passed upon for the Company by Wendell L. Willkie, II, Esq., Senior Vice President and General Counsel of the Company and for the Underwriters by Brown & Wood LLP, New York, New York. Mr. Willkie is the beneficial owner of shares of the Company's common stock held in trust under the Company's Savings and Investment Plan. He is also the recipient of stock options, stock appreciation rights and limited stock appreciation rights granted by the Company.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

   Securities and Exchange Commission registration fee................ $ 90,909
   Printing and engraving.............................................   40,000
   Trustee's fee and expenses.........................................   10,000
   Accounting services................................................   11,000
   Rating agency fees.................................................  180,000
   Miscellaneous......................................................    2,125
                                                                       --------
     Total............................................................ $334,034
                                                                       ========

  --------
  * All amounts shown are estimates, other than the registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The General Corporation Law of the State of Delaware, Section 145, as amended, permits the registrant to indemnify any person "who was or is a party or is threatened to be made a party" to any proceeding by his relationship to the registrant "if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests" of the registrant. Expenses may be paid in advance and insurance may be carried by the registrant.

  Article II, Section 14 of the registrant's Bylaws provides as follows:

    Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation.

  The registrant has purchased an insurance policy insuring officers and directors of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, and insuring the registrant against any payment which it is obligated to make to such persons under the indemnification provisions of its Bylaws.

  Reference is made to Section 6 of the Underwriting Agreement filed as Exhibit (1) to this Registration Statement.

ITEM 16. EXHIBITS.

  (1)    Form of Underwriting Agreement relating to the Debt Securities.
  (4)(a) Form of Indenture, dated as of March 1, 1983, between Westvaco
         Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 2 to registrant's Registration Statement on Form
         8-A (File No. 1-3013) dated January 24, 1984).
  (4)(b) Proposed form of Debt Security (incorporated by reference to pages 13 through 19 of Exhibit 2 to registrant's Registration Statement on Form
         8-A (File No. 1-3013) dated January 24, 1984).

  (5)    Opinion of Wendell L. Willkie, II, Esq.
 (12)    Computation of ratio of earnings to fixed charges.
 (23)(a) Consent of Price Waterhouse LLP.
 (23)(b) Consent of Wendell L. Willkie, II, Esq. (included in Exhibit (5)).
 (24)    Power of Attorney of certain officers and directors (included on pages
         II-4 and II-5).
 (25)    Statement of eligibility of trustee on Form T-1.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and
    (ii) of this paragraph shall not apply if the information required to be included in such post-effective amendments is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (i)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND THE STATE OF NEW YORK, ON THE 25TH DAY OF FEBRUARY, 1997.

                                          Westvaco Corporation
                                             (Registrant)

                                                   /s/ John A. Luke, Jr.
                                          By __________________________________
                                               (JOHN A. LUKE, JR., CHAIRMAN,
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER)

                               POWER OF ATTORNEY

  Know All Men by These Presents, that each person whose name appears below constitutes and appoints John A. Luke, Jr. and Rudolph G. Johnstone, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitutions and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                   TITLE                     DATE

      /s/ John A. Luke, Jr.        Chairman, President,       February 25, 1997
---------------------------------   Chief Executive Officer
         JOHN A. LUKE, JR.          and Director

  /s/ Rudolph G. Johnstone, Jr.    Executive Vice President   February 25, 1997
---------------------------------   and Director
     RUDOLPH G. JOHNSTONE, JR.

    /s/ James E. Stoveken, Jr.     Senior Vice President      February 25, 1997
---------------------------------   (Principal Financial
       JAMES E. STOVEKEN, JR.       Officer)

        /s/ John E. Banu           Comptroller (Principal     February 25, 1997
---------------------------------   Accounting Officer)
          JOHN E. BANU

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----
      /s/ Samuel W. Bodman III                Director           February 25, 1997
-------------------------------------
        SAMUEL W. BODMAN III

      /s/ W.L. Lyons Brown, Jr.               Director           February 25, 1997
-------------------------------------
        W.L. LYONS BROWN, JR.

     /s/ Dr. Thomas W. Cole, Jr.              Director           February 25, 1997
-------------------------------------
       DR. THOMAS W. COLE, JR.

      /s/ David L. Hopkins, Jr.               Director           February 25, 1997
-------------------------------------
        DAVID L. HOPKINS, JR.

         /s/ Douglas S. Luke                  Director           February 25, 1997
-------------------------------------
           DOUGLAS S. LUKE

          /s/ John A. Luke                    Director           February 25, 1997
-------------------------------------
            JOHN A. LUKE

        /s/ William R. Miller                 Director           February 25, 1997
-------------------------------------
          WILLIAM R. MILLER

       /s/ Katherine G. Peden                 Director           February 25, 1997
-------------------------------------
         KATHERINE G. PEDEN

      /s/ Richard A. Zimmerman                Director           February 25, 1997
-------------------------------------
        RICHARD A. ZIMMERMAN


                                 EXHIBIT INDEX

 EXHIBITS                                                                  PAGE
 --------                                                                  ----
  (1)     Form of Underwriting Agreement relating to the Debt
          Securities....................................................
  (4)(a)  Form of Indenture, dated as of March 1, 1983, between Westvaco
          Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 2 to registrant's Registration
          Statement on Form 8-A (File No. 1-3013) dated January 24,
          1984).........................................................
  (4)(b)  Proposed form of Debt Security (incorporated by reference to pages 13 through 19 of Exhibit 2 to registrant's Registration
          Statement on Form 8-A (File No. 1-3013) dated January 24,
          1984).........................................................
  (5)     Opinion of Wendell L. Willkie, II, Esq. ......................
 (12)     Computation of ratio of earnings to fixed charges.............
 (23)(a)  Consent of Price Waterhouse LLP...............................
 (23)(b)  Consent of Wendell L. Willkie, II, Esq. (included in Exhibit
          (5))..........................................................
 (24)     Power of Attorney of certain officers and directors (included on pages II-4 and II-5).......................................
 (25)     Statement of eligibility of trustee on Form T-1...............